UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 25, 2019

HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place
Austin, MN  55912
(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

 Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2019, Hormel Foods Corporation (the Company) issued a press release announcing the election of Jose Luis Prado to its Board of Directors, effective March 25, 2019.

Mr. Prado is chairman and chief executive officer of Evans Food Group. Mr. Prado will join the Audit Committee of the Company's Board of Directors.
Mr. Prado is not a party to any transaction with the Company or any subsidiary of the Company, and the Company has not entered into any material contracts or arrangements in connection with his election to the Board of Directors. Mr. Prado will receive restricted stock awards under the Hormel Foods Corporation 2018 Incentive Compensation Plan.

The press release announcing this election is attached hereto as Exhibit 99.1.

Section 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)                     Exhibit pursuant to Item 5.02

99.1    Press release, dated March 25, 2019, announcing the election of Mr. Prado to the Company’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: March 25, 2019	By	/s/ JANA L. HAYNES
JANA L. HAYNES
Vice President and Controller

Dated: March 25, 2019	By	/s/ GARY L. JAMISON
GARY L. JAMISON
Vice President and Treasurer

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